EXHIBIT 10.24
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                              EMPLOYMENT AGREEMENT

            AGREEMENT made as of this 9th day of July 2001, by and between Robert Hagger (the "Executive") and Datawatch Corporation, a Delaware Corporation with a principal place of business at 175 Cabot Street, Suite 503, Lowell, Massachusetts 01854 ("Datawatch" or the "Company").

            WHEREAS, Executive has accepted the position of President and Chief Executive Officer of the Company and will perform all executive responsibilities required of this position; and

            WHEREAS, the Executive's position under this Agreement requires that he be trusted with extensive confidential information and trade secrets of the Company and that he develop a thorough and comprehensive knowledge of all details of the Company's business, including, but not limited to, information relating to research, development, inventions, financial and strategic planning, research, marketing, distribution and licensing of the Company's products and services;

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and obligations herein contained, the parties hereto agree as follows:

            1. Position and Responsibilities. During the term of this Agreement, the Executive agrees to initially serve as President and Chief Executive Officer of the Company, and Executive shall report to the Board of Directors of the Company. The Executive shall exercise such powers and comply with and perform, faithfully and to the best of his ability, such directions and duties in relation to the business and affairs of the Company as may from time to time be vested in or requested of him. The Executive shall devote substantially all of his business time, attention and energies to the Company's business and shall not engage in any other business activity without the Board of Directors' approval. The Executive shall perform his services under this Agreement at such locations as may be required by the Company, but initially he will be located at the Company's headquarters in Lowell, Massachusetts. The Executive shall serve as a Director of the Company to hold office until the next annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier resignation or removal. Upon the expiration of his current term as a Director, and while the Executive continues to be employed under the terms of this Agreement, the Directors shall propose to the shareholders of the Company at the appropriate annual meeting the reelection of the Executive as a member of the Board. Upon the termination of Executive's employment with the Company, regardless of the reason for the termination, Executive agrees that he will immediately resign as a Director of the Company. Executive acknowledges that he shall receive no additional compensation for his services as, or in his capacity of, a Director of the Company.

            2. Compensation: Salary, Bonuses and Other Benefits. During the term of this Agreement, the Company shall pay the Executive, as consideration for the Executive's satisfactory performance of his duties, the following compensation:
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                  (A) Salary. In consideration of the services to be rendered by the Executive to the Company, the Company initially will pay to the Executive a monthly salary of $18,750 (annualized, $225,000) (the Executive's "Base
Salary"). Such Base Salary shall be payable in conformity with the Company's customary practices for executive compensation, as such practices shall be established or modified from time to time.

                  (B) Fringe Benefits. The Executive will be eligible to participate on the same general basis and subject to the same rules and regulations as other Company executives in the Company's standard benefit plans as such benefits or plans may be modified or amended from time to time. The Company may alter, add to, modify or delete its benefit plans at any time it determines in its sole judgment to be appropriate.

                  (C) Performance Incentive Bonus. Commencing with the fiscal year beginning on October 1, 2001, the Executive may also be eligible to receive an annual performance incentive bonus to be payable promptly after the end of the fiscal year. Such bonus, if any, with respect to the 2002 fiscal year shall be based on the Company's and Executive's achievement of goals and objectives to be mutually agreed upon by Executive and the Board of Directors in a Performance Plan prior to the beginning of such fiscal year. No bonus under this paragraph shall be payable to Executive with respect to any fiscal year during which his employment is terminated, regardless of the manner of such termination.

                  (D) Stock Options. As approved by the Board of Directors on June 6, 2001, the Executive was granted the option to purchase 100,000 shares of common stock of the Company in the form attached hereto as Exhibit 2(D).

                  (E) Car Allowance. Executive will receive a monthly car allowance of up to $1,250. Executive acknowledges that the car allowance provided hereunder may be considered compensation includible in gross income.

                  (F) Business Expenses. The Company shall pay or reimburse the Executive for all reasonable business expenses incurred or paid by the Executive in the performance of his responsibilities hereunder in accordance with the Company's prevailing policy and practice relating to reimbursements as established, modified or amended from time to time. The Executive must provide substantiation and documentation of these expenses to the Company in order to receive reimbursement.

                  (G) Relocation Expenses. In connection with the Executive's relocation from England to Massachusetts, the Company will reimburse the Executive up to a total maximum amount of $25,000 for reasonable relocation expenses. The Executive hereby agrees that all such expenses to be reimbursed to him under this Section by the Company shall be reasonable and that the Executive shall use his best efforts to minimize the costs by obtaining, in each instance, terms which are as favorable as those which the Executive would negotiate if he were to pay for such expenses directly himself. Further, the Executive agrees to provide suitable and accurate documentation evidencing such costs incurred, and the Company shall provide reimbursement within a reasonable time after the receipt of such documentation. The expenses in this Section G
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will be charged as Company business expenses to the extent permitted by the
Internal Revenue Service. The reimbursement of some of these expenses may be considered compensation includible in the gross income of the Executive.

                  (H) Tax Withholding. All payments in this Section 2 shall be subject to all applicable federal, state and local withholding, payroll and other taxes.

            3. Term. Subject to the earlier termination as hereafter provided in
Section 4, the term of this Agreement shall commence on July 9, 2001 and shall continue until two (2) years therefrom. At the end of the term, the Agreement will expire and, if the parties mutually desire for the Executive to remain employed, such employment will continue solely on an "at-will" basis, which means that either the Company or the Executive can terminate the Executive's employment at any time, for any or no reason, and with or without cause or prior notice, and without obligation of salary continuation, severance or other benefits upon such termination except as otherwise provided in Section 4(H) hereof.

         4. Termination. The Executive's employment under this Agreement may be terminated as follows:

                  (A) By Expiration of the Agreement: If this Agreement expires as set forth in Section 3 hereof, the Executive's employment shall terminate and the Executive shall be entitled to no payments, salary continuation, severance or other benefits after the expiration date of the Agreement, except for Base Salary and vacation to the extent accrued through the date of such expiration and except as provided in Section 4(H) hereof; provided, however, that at the expiration of this Agreement, the parties may agree to continue the Executive's employment solely on an "at-will" basis, as described in Section 3 above.

                  (B) At the Executive's Option. The Executive may terminate his employment under this Agreement, at any time by giving at least forty-five (45) days' advance written notice to the Company. In the event of a termination at the Executive's option, the Company may accelerate Executive's departure date and will have no obligation to pay Executive after his actual departure date. In the event of termination at the Executive's option, the Executive shall be entitled to no payments, salary continuation, severance or other benefits, except for earned but unpaid Base Salary and vacation to the extent accrued through the Executive's departure date.

                  (C) At the Election of the Company for Cause. The Company may, immediately and unilaterally, terminate the Executive's employment under this Agreement for "Cause" at any time during the term of this Agreement without any prior written notice to the Executive. Termination by the Company shall constitute a termination for Cause under this Section 4(C) if such termination is for one or more of the following causes:

                           (i) the willful and continuing failure or refusal of
                  the Executive to render services to the Company in accordance with his obligations under this Agreement or a determination by the Company that the Executive breached the
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                  terms of this Agreement, which failure or breach remains
                  uncured after thirty (30) days' notice of such failure or breach to the Executive;

                           (ii) gross negligence, dishonesty, breach of
                  fiduciary duty or breach of the terms of this Agreement or the other agreements executed in connection herewith;

                           (iii) the commission by the Executive of an act of
                  fraud, embezzlement or substantial disregard of the rules or policies of the Company;

                           (iv) acts which, in the judgment of the Board of
                  Directors, would tend to generate significant adverse publicity toward the Company;

                           (v) the commission, or plea of nolo contendere, by
                  the Executive of a felony; or

                           (vi) a breach by the Executive of the terms of the
                  Proprietary Information and Inventions Agreement executed herewith.

In the event of a termination for Cause pursuant to the provisions of clauses
(i) through (vi) above, inclusive, the Executive shall be entitled to no payments, salary continuation, severance or other benefits, except for earned but unpaid Base Salary and vacation to the extent accrued through the Executive's termination date.

                  (D) At the Election of the Company for Reasons Other than for Cause. The Company may, immediately and unilaterally, terminate the Executive's employment under this Agreement at any time during the term of this Agreement without Cause by giving ten (10) days' advance written notice to the Executive of the Company's election to terminate. During such ten-day period, the Executive will be available on a full-time basis for the benefit of the Company to assist the Company in making the transition to a successor. The Company, at its option, may pay the Executive his prorated Base Salary rate for ten (10) days in lieu of such notice. In the event the Company exercises its right to terminate the Executive under this Section 4(D), Executive may be eligible for severance payments as set forth in Section 4(G).

                  (E) At the Election of the Executive For Good Reason. The Executive may terminate his employment hereunder for "Good Reason." "Good Reason" is defined as: (1) a material diminution in the nature or scope of the Executive's responsibilities, duties or authority; provided, however, that the transfer of certain job responsibilities, including but not limited to supervisory responsibilities, from the Executive to the future Chief Operating Officer or to other senior executives who the Company expects to hire over the term of this Agreement, or the assignment to others of the duties and responsibilities of the Executive while the Executive is out of work due to a disability or on a leave of absence for any reason, shall not constitute a material diminution in the nature or scope of the Executive's responsibilities, duties or authority as set forth in this Section; or (2) a relocation of the Executive to a location greater than fifty (50) miles
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from Lowell, Massachusetts, except that a transfer back to England will not constitute a "relocation" under this Section.

            Any event described in provisions 4(E)(l) and (2) above shall not constitute Good Reason unless the Executive provides the Company with written notice of such event within thirty (30) days of the date the Executive knew of such event, and it is not corrected by the Company within thirty (30) days of the date the Executive provides such written notice to the Company.

                  (F) Benefits if Agreement Terminated Due to Death or Disability. Executive's employment will terminate if Executive dies or suffers physical incapacity or mental incompetence. For the purposes of this Agreement, the Executive shall be deemed to have suffered physical incapacity or mental incompetence if the Executive is unable to perform the essential functions of his job with reasonable accommodation for a period of 120 consecutive or cumulative days in any one year period. Any accommodation will not be deemed reasonable if it imposes an undue hardship on the Company. If this Agreement terminates due to the death or disability of Executive, Executive (or in the case of death, Executive's designated beneficiary, or if no beneficiary has been designated by you, your estate) shall be entitled to no payments, salary continuation, severance or other benefits, except for earned but unpaid Base Salary, vacation and benefits to the extent accrued or vested through the Executive's termination date.

                  (G) Severance if Employment Terminates Under Sections 4(D) or 4(E). In the event the Company terminates Executive's employment under Section 4(D) (For Reasons Other Than For Cause) or the Executive terminates his employment with the Company under Section 4(E) (By Executive For Good Reason) and the Executive signs a comprehensive release in the form, and of a scope, acceptable to the Company, the Company agrees to pay the Executive severance payments at the Executive's then current Base Salary rate for the greater of:
(i) the number of months remaining under the term of this Agreement; or (ii) twelve (12) months. Such severance payments shall be payable on a monthly basis in conformity with the Company's customary practices for executive compensation as such practices may be modified from time to time and shall be subject to all applicable federal, state and local withholding, payroll and other taxes. Except as expressly set forth in this Section 4(G), Executive acknowledges that the Company shall not have any further obligations to the Executive in the event of Executive's termination under Section 4(D) or 4(E), except such further obligations as may be imposed by law and except for earned but unpaid Base Salary and vacation to the extent accrued through the Executive's termination date.

                  (H) Severance if Employment Terminates Upon or After Expiration of Agreement. In the event that upon or after the expiration of this Agreement pursuant to Section 3, the Company terminates the Executive's employment for reasons other than for "Cause" (as such term is defined in Section 4(D)) and the Executive signs a comprehensive release in the form, and of a scope, acceptable to the Company, the Company agrees to pay the Executive severance payments at the Executive's then current base salary rate for twelve
(12) months. Such severance payments shall be payable on a monthly basis in conformity with the Company's customary practices for executive compensation as such practices may be modified from time to time and shall be subject to all applicable federal, state and local withholding, payroll and other taxes. Except as expressly set forth in this Section 4(H), Executive acknowledges that the Company
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shall not have any further obligations to the Executive in the event of termination of the Executive's employment with the Company upon or after termination of this Agreement, except such further obligations as may be imposed by law and except for earned but unpaid base salary and vacation to the extent accrued through the Executive's termination date. This Section 4(H) shall survive any termination or expiration of this Agreement.

                  (I) If Executive breaches his post-employment obligations under the Proprietary Information and Inventions Agreement or any other restrictive covenants or agreements (including, but not limited to, any noncompetition, nonsolicitation, nondisclosure, nonhire or assignment of intellectual property covenants or agreements) executed by Executive, the Company may immediately cease payment of all severance and/or benefits described in this Agreement. This cessation of severance and/or benefits shall be in addition to, and not as an alternative to, any other remedies in law or in equity available to the Company, including the right to seek specific performance or an injunction. This Section 4(I) shall survive any termination or expiration of this Agreement.

            5. Execution of Other Agreements; Survival of Certain Provisions. As a condition of his employment by the Company pursuant to the terms of this Agreement, Executive acknowledges that he has executed the Proprietary Information and Inventions Agreement herewith. Executive's post-employment obligations under these agreements and any other restrictive covenants or agreements executed by Executive shall survive any termination of employment or termination or expiration of this Agreement. The obligation of the Company to make payments to or on behalf of the Executive under Sections 4(G) and 4(H) hereof is expressly conditioned upon Executive's continued full performance of the Proprietary Information and Inventions Agreement and any other obligations under any restrictive covenants or agreements.

            6. Governing Law. This Agreement, the employment relationship contemplated herein and any claim arising from such relationship, whether or not arising under this Agreement, shall be governed by and construed in accordance with the internal laws of Massachusetts, without giving effect to the principles of choice of law or conflicts of law of Massachusetts and this Agreement shall be deemed to be performable in Massachusetts. Any claims or legal actions by one party against the other arising out of the relationship between the parties contemplated herein (whether or not arising under this Agreement) shall be commenced or maintained in any state or federal court located in Massachusetts, and Executive hereby submits to the jurisdiction and venue of any such court.

            7. Severability. In case any one or more of the provisions contained in this Agreement or the other agreements executed in connection with the transactions contemplated hereby for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or such other agreements, but this Agreement or such other agreements, as the case may be, shall be construed and reformed to the maximum extent permitted by law.

            8. Waivers and Modifications. This Agreement may be modified, and the rights, remedies and obligations contained in any provision hereof may be waived, only in accordance
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with this Section 8. No waiver by either party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement. This Agreement and its terms may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought. No modification or waiver by the Company shall be effective without the consent of the Board of Directors then in office at the time of such modification or waiver.

            9. Assignment. The Executive acknowledges that the services to be rendered by him hereunder are unique and personal in nature. Accordingly, the Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement may be assigned by the Company and shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

            10. Entire Agreement. This Agreement constitutes the entire understanding of the parties relating to the subject matter hereof and supersedes and cancels all agreements relating to the subject matter hereof, whether written or oral, made prior to the date hereof between the Executive and the Company or any of its affiliates or predecessors including, without limitation, the Employment Agreement between Executive and Workgroup Systems Limited, dated February 24, 1997 as amended on July 15, 1999, in the Amendment to Contract of Employment; provided, however, that the Proprietary Information and Inventions Agreement to be executed herewith shall remain in full force and effect.

            11. Notices. All notices hereunder shall be in writing and shall be delivered in person or mailed by certified or registered mail, return receipt requested, addressed as follows:

                        If to the Company, to:
                                              Chief Financial Officer
                                              Datawatch Corporation
                                              175 Cabot Street, Suite 503
                                              Lowell, Massachusetts 01854

                        with a copy to:       William B. Simmons, Jr., Esq.
                                              Testa, Hurwitz & Thibeault, LLP
                                              125 High Street
                                              Boston, MA  02110

            If to the Executive, at the Executive's address set forth on the signature page hereto.

            13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
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            14. Section Headings. The descriptive section headings herein have been inserted for convenience only and shall not be deemed to define, limit, or otherwise affect the construction of any provision hereof.


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            IN WITNESS WHEREOF, the parties hereto have executed this Employment
Agreement as of the date first above written as an instrument under seal.

DATAWATCH CORPORATION                          ROBERT HAGGER


By: /s/ Richard de J. Osborne                  /s/ Robert Hagger
    ---------------------------------          ---------------------------------
                                               Signature

Name:  Richard de J. Osborne
       ------------------------------          ---------------------------------
                                               [Home address]

Title:  Director
        -----------------------------          ---------------------------------